ESCROW AGREEMENT

        THIS AGREEMENT made as of the 17th day of November, 2003.

B E T W E E N:
XML-GLOBAL TECHNOLOGIES, INC., a corporation incorporated under the laws of the State of Colorado, having an address at Suite 22, 1818 Cornwall Avenue, Vancouver, British Columbia V6J 1C7 ("XML")
- and -
XENOS GROUP INC., a corporation, under the laws of the Province of Ontario, Canada, having an address at Suite 201, 95 Mural Street, Richmond Hill, Ontario L4B 3G2 ("Xenos")
- and -
BORDEN LADNER GERVAIS LLP, Barristers and Solicitors, Legal Partnership with offices at Suite 4400, 40 King Street West, Toronto, Ontario M5H 3Y4 (the "Escrow Agent")

        WHEREAS XML as vendor together with others, has entered into a purchase and sale agreement dated as of the 21st day of August, 2003 (the "Purchase Agreement") with Xenos, acting as purchaser, for the purchase by Xenos of all of the intellectual property assets and other assets of XML and its subsidiaries as specified in the Purchase Agreement; in consideration, in part, for the issue by Xenos to XML of an aggregate of 1,000,000 common shares in the capital of Xenos (the "Xenos Shares");

        AND WHEREAS pursuant to the Purchase Agreement, the Xenos Shares are to be deposited in escrow (the "Escrowed Xenos Shares") to be released to XML or its permitted transferees, (collectively the "Security Holder"), on the first anniversary date (the "Release Date") of the date of this Agreement;

        AND WHEREAS the Escrow Agent has agreed to act as escrow agent pursuant to the terms of this Agreement;

        NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.        Appointment

XML and Xenos hereby appoint the Escrow Agent to act as escrow agent pursuant to the terms and conditions of this Agreement and the Escrow Agent hereby accepts such appointment.

2.        Deposit of Xenos Shares in Escrow

XML hereby deposits with the Escrow Agent, to be held in escrow under this Agreement 5 share certificates, registered in the name of XML and representing 1,000,000 Xenos Shares, as identified in Schedule A hereto and further agrees to deposit with the Escrow Agent any replacement certificates which may at any time be issued for the Escrowed Xenos Shares.

3.        Direction to Escrow Agent

XML and Xenos hereby directs the Escrow Agent to retain the Escrowed Xenos Shares until they are to be released from escrow pursuant to the terms of this Agreement or upon the prior written consent of Xenos.

4.        Restrictions on Dealing with Escrowed Xenos Shares

4.1        No Dealings With The Public. No Xenos Escrowed Shares and no present or future interest in, control or direction over or certificate evidencing Escrowed Xenos Shares may, directly or indirectly, be sold, assigned, transferred, redeemed, surrendered for consideration, mortgaged, hypothecated, charged, pledged, encumbered or otherwise dealt with in any manner in any transaction or series of transactions for the purpose of or having the effect of a "distribution to the public" as such term is defined in the Securities Act (Ontario), in Canada or in any other jurisdiction, whether through the facilities of a public stock exchange or otherwise.

4.2        Dealings with Escrowed Xenos Shares by XML. Except for transfers of Escrowed Xenos Shares to the "Developers" (not exceeding 250,000 Escrowed Xenos Shares) no Escrowed Xenos Shares and no present or future interest in, control or direction over or certificate evidencing Xenos Escrowed Shares, may, directly or indirectly, be sold, assigned, transferred, redeemed, surrendered for consideration, mortgaged, hypothecated, charged, pledged, encumbered or otherwise dealt with in any manner by XML prior to the "XML Compliance Date". The term "Developers" means certain former employees of an affiliate of XML namely, Liang Wang, Kai Xu, Hai Bo Fan and Jianwen Zhang. The term "XML Compliance Date" means that date upon which all obligations of XML to the Canadian taxing authorities described in the Section 116 Holdback Agreement and the Tax Holdback Agreement dated as of the date hereof, between XML, Xenos and the Escrow Agent (the "Holdback Agreements") have been paid in full or otherwise completely satisfied and the Canadian taxing authorities have released any interest or claim in the "Acquired Assets" and released Xenos from any obligations to such Canadian tax authority, all as defined or described in the Holdback Agreements.

4.3        Permitted Dealings with Escrowed Shares. Subject to compliance with applicable securities legislation and subject to the provisions of Section 4.1 and 4.2, a Security Holder may assign to third parties absolute or contingent rights or interests in or to all or any portion of the Escrowed Xenos Shares but only as permitted in Section 8 herein.

4.4        Indirect Dealings with Escrowed Xenos Shares. No Security Holder that is not an individual will issue securities of its own issue or effect or permit a transfer of ownership of securities of its own issue that would have the effect of changing the beneficial ownership of, or control or direction over, the Escrowed Xenos Shares.

5.        Voting of Securities in Escrow

The escrow of Xenos Shares hereunder will not impair any right of the Security Holder to exercise voting rights attaching to the Escrowed Xenos Shares.

6.        Dividends on Escrowed Xenos Shares

The escrow of Xenos Shares hereunder will not impair any right of the Security Holder to receive a dividend or other distribution on Escrowed Xenos Shares or to elect the form or manner in which a dividend or other distribution on Escrowed Xenos Shares will be paid. If, during the period in which any of the Escrowed Xenos Shares are retained in escrow pursuant to this Agreement, any dividend or other distribution, other than one paid in securities of Xenos, is received by the Escrow Agent in respect of the Escrowed Xenos Shares, such dividend or other distribution will be paid or transferred forthwith to the Security Holder entitled thereto. Additional Escrowed Xenos Shares distributed on Escrowed Xenos Shares will, if received by the Escrow Agent, be retained in escrow and, if received by the Security Holder, be deposited in escrow in accordance with section 2, to be held in and released from escrow on the same terms and conditions as apply to the Escrowed Xenos Shares on which the distribution was paid.

7.        Exercise of Other Rights Attaching to Escrowed Xenos Shares

Subject to section 2, the escrow of Xenos Shares hereunder will not impair any right of the Security Holder to exercise a right attaching to an Escrowed Xenos Share that entitles the Security Holder to purchase or otherwise acquire another security or to exchange or convert an Escrowed Xenos Share for or into another security.

8.        Permitted Transfers Within Escrow

8.1        Transfer to Third Parties. Subject to compliance by the Security Holder and the transferee to applicable securities laws and to the provisions of Section 4 herein, Escrowed Xenos Shares may be transferred within escrow by a Security Holder to a transferee provided that the Escrow Agent first receives:

(a)        a transfer power of attorney, duly executed by the Security Holder in form acceptable to the registrar and transfer agent of Xenos; and

(b)        an Acknowledgement signed by the transferee in which the transferee agrees to accept the transfer of the Xenos Shares subject to the terms and conditions of this Escrow Agreement.

8.2        Transfer upon Bankruptcy. In the event of the bankruptcy of the Security Holder, the Escrowed Xenos Shares of the Security Holder may be transferred within escrow to the trustee in bankruptcy or other person or company legally entitled to such Escrowed Xenos Shares, provided that the Escrow Agent first receives:

(a)        a certified copy of either

        (i)        the assignment in bankruptcy of the Security Holder filed with the relevant official; or

        (ii)        the receiving order adjudging the Security Holder bankrupt;

(b)        a certified copy of a certificate of appointment of the trustee in bankruptcy;

(c)        a transfer power of attorney, duly executed by the transferor; and

(d)        an acknowledgement signed by the trustee in bankruptcy or other person or company legally entitled to the Escrowed Xenos Shares or an amended Agreement reflecting the transfer.

8.3        Transfer to Certain Plans. Escrowed Xenos Shares may be transferred within escrow by the Security Holder to a registered retirement savings plan or registered retirement income fund, or subsequently between such funds, provided that the Escrow Agent first receives:

(a)        evidence from the trustee of the fund, as applicable, stating that, to the best of the trustee's knowledge, the Security Holder is, during the Security Holder's lifetime, the sole beneficiary of the fund;

(b)        a transfer power of attorney, duly executed by the transferor; and

(c)        an acknowledgement signed by the trustee of the fund, as applicable, or an amended Agreement reflecting the transfer.

8.4        Effect of Transfer Within Escrow. Upon completion of a transfer of the Escrowed Xenos Shares pursuant to this section 8, the transferee will be a Security Holder and the Escrowed Xenos Shares transferred will remain in escrow, to be held in and released from escrow on the same terms and conditions as were applicable prior to the transfer.

9.        Release of Escrowed Xenos Shares

9.1        Release Date. Subject to sections 10 and 11, the Escrowed Xenos Shares will be released from escrow under this Agreement on the Release Date, provided that, prior to the release of the Escrowed Xenos Shares a satisfactory determination of the Price Guarantee payment required under the terms of the Purchase Agreement, if any, is made; but in no event later than ten (10) business days following the Release Date..

9.2        Delivery of Certificates to Security Holder. The Escrow Agent will, as soon as reasonably practicable following the Release Date set out in section 9.1, deliver, to or at the direction of the Security Holder, certificates evidencing the Xenos Shares released from escrow on the Release Date.

10.        Release upon Death

In the event of the death of the Security Holder, the Escrowed Xenos Shares of the Security Holder will be released from escrow and the Escrow Agent will deliver all certificates evidencing such Xenos Shares to the legal representative of the deceased Security Holder, provided that the Escrow Agent first receives:

(a)        a certified copy of the death certificate; and

(b)        such evidence of the legal representative's status that the Escrow Agent may reasonably require.

11.        Take-Over Bid or Other Transaction

11.1        Deliveries to Escrow Agent. Where the Security Holder wishes to tender certain Escrowed Xenos Shares of the Security Holder (the "Tendered Securities") to a bona fide formal takeover bid, plan of arrangement, amalgamation, merger or similar transaction (a "Transaction") the Security Holder will deliver to the Escrow Agent:

(a)        a written direction signed by the Security Holder (a "Direction") that directs the Escrow Agent to deliver to a specified person or company (the "Depositary") either:

(i)        certificates evidencing the Tendered Securities, or

(ii)        where the Security Holder has provided the Escrow Agent with a notice of guaranteed delivery or similar notice of the Security Holder's intent to tender the Tendered Securities to the Transaction, that notice, together with a letter of transmittal or similar document and, where required, transfer power of attorney duly executed for transfer, and any other documentation specified or provided by the Security Holder and required to be delivered to the Depositary under the terms of the Transaction; and

(b)        such other information concerning or evidence of the Transaction as the Escrow Agent may reasonably require.

11.2        Deliveries to Depositary. Forthwith after its receipt of the information and documentation specified in subsection 11.1, the Escrow Agent will deliver to the Depositary, in accordance with the Direction, the documentation specified or provided under clause 11.1(a), together with a letter addressed to the Depositary that:

(a)        identifies the Tendered Securities;

(b)        states that the Tendered Securities are held in escrow;

(c)        states that the Tendered Securities are delivered only for the purposes of the Transaction and that the Tendered Securities will be released from escrow only upon receipt by the Escrow Agent of the information described in subsection 11.3;

(d)        where certificates for Tendered Securities have been delivered to the Depositary, requires the Depositary to return to the Escrow Agent, as soon as practicable, the certificates evidencing Escrowed Xenos Shares that are not releasable from escrow as described in clause (c) above; and

(e)        where applicable, requires the Depositary to deliver or cause to be delivered to the Escrow Agent, as soon as practicable, certificates representing additional securities acquired by the Security Holder under the Transaction.

11.3        Release of Securities. Tendered Securities will be released from escrow upon receipt by the Escrow Agent of a declaration signed by the Depositary or, if the Direction identifies the Depositary as acting on behalf of another person or company in respect of the Transaction, by that other person or company, that:

(a)        the terms and conditions of the Transaction have been met; and

(b)        the Tendered Securities have either been taken up and paid for or are subject to an unconditional obligation to be taken up and paid for under the Transaction.

11.4        Exchange of Securities. The Escrow Agent shall forthwith upon receipt thereof deliver to the order of the Security Holder free from any escrow hereunder, any securities acquired by the Security Holder under a Transaction by which such securities were exchanged, substituted or constituted consideration for the Tendered Securities delivered to the Depositary pursuant to section 11.2.

12.        Escrow Agent has no Responsibility after Release

The Escrow Agent will have no further responsibility for the Xenos Shares after it has delivered the Xenos Shares to or at the direction of the Security Holder in accordance with the terms of this Agreement.

13.        Remuneration of Escrow Agent

Xenos shall be liable to pay the Escrow Agent reasonable remuneration for, and reimburse the Escrow Agent for its fees and disbursements in connection with, its service under this Agreement.

14.        Indemnification of Escrow Agent

Xenos and the Security Holder jointly and severally agree to and does hereby release, indemnify and save harmless the Escrow Agent from all costs, charges, claims, demands, damages, losses and expenses (including legal fees and disbursements) resulting from the Escrow Agent's performance, in good faith and without negligence, of its duties under this Agreement. This provision shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

15.        Responsibility for Furnishing Information

The Escrow Agent will bear no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, the Escrow Agent's receipt of which is a condition to a release from escrow or a transfer within escrow under this Agreement.

16.        Resignation of Escrow Agent

If the Escrow Agent wishes to resign as Escrow Agent, the Escrow Agent will give written notice to Xenos and the Security Holder. The resignation of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is 60 days after the date of the receipt of the notices referred to above by the Escrow Agent, or on such other date as each of the parties hereto may agree upon (the "Resignation Date"), provided that the resignation date will not be a date that is less than 10 business days before the Release Date set forth in section 9 and Xenos and the Security Holder will, before the Resignation Date, have appointed another escrow agent who has accepted such appointment, which appointment will be binding on Xenos and the Security Holder. If Xenos and the Security Holder have not appointed a successor escrow agent within 30 business days of the Resignation Date, the Escrow Agent shall return the Escrow Xenos Shares to Xenos to be held in trust for the Security Holder and the duties and obligations of the Escrow Agent shall cease immediately.

17.        Express Duties of Escrow Agent

The Escrow Agent shall have no duties or responsibilities except as expressly provided in this Agreement and shall have no liability or responsibility arising under any other agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party.

18.        Reliance by Escrow Agent

The Escrow Agent shall be protected in acting and relying reasonably upon any written notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as "Documents") furnished to it and signed by any person required to or entitled to execute and deliver to the Escrow Agent any such Documents in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine.

19.        Retention of Advisors by Escrow Agent

The Escrow Agent may retain legal counsel and advisors as may be reasonably required for the purpose of discharging its duties or determining its rights under this Agreement, and may rely and act upon the advice of such counsel or advisor. Xenos shall pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

20.        Termination of Duties of Escrow Agent

Notwithstanding any provisions contained in this Agreement, if the Escrow Agent continues to hold any Xenos Shares in escrow after eighteen months years from the date of this Agreement, then the Escrow Agent shall deliver the Xenos Shares to the Security Holder entitled thereto and the duties and obligations of the Escrow Agent under this Agreement shall cease immediately.

21.        Notices

21.1        Notice to Escrow Agent. Documents will be considered to have been delivered to the Escrow Agent on the next business day following the date of transmission, if delivered by telecopier, the date of physical delivery, if delivered by hand or by prepaid courier, or five business days after the date of mailing, if delivered by mail, to the following:

Borden Ladner Gervais LLP
Suite 4400, Scotia Plaza
40 King Street West
Toronto, Ontario
M5H 3Y4
Attn: E. F. Merringer
Fax No. 416-361-7312

21.2        Notice to Xenos. Documents will be considered to have been delivered to Xenos on the next business day following the date of transmission, if delivered by telecopier, the date of physical delivery, if delivered by hand or by prepaid courier, or five business days after the date of mailing, if delivered by mail, to the following:

Xenos Group Inc.
95 Mural Street, Suite 201
Richmond Hill, Ontario
L4B 3G2
Attn: The President
Fax No. 905-709-1023

21.3        Deliveries to Security Holder. Subject to subsection 21.4, documents will be considered to have been delivered to the Security Holder on the next business day following the date of physical delivery, if delivered by hand or by prepaid courier, or five business days after the date of mailing, if delivered by mail. The Escrow Agent will, unless the Security Holder directs the Escrow Agent in writing otherwise, deliver all certificates representing Securities of the Security Holder that have been released from escrow to the following address:

XML-Global Technologies, Inc.
MCSI
Suite 880-609 Granville Street
P.O. Box 10321, Pacific Centre
Vancouver, British Columbia
V6J 1C7
Attn: Chief Executive Officer
Fax No.(604) 685-6940

21.4        Change of Address. A change of an address for delivery of the Escrow Agent or Xenos under this section 21 will be effective upon delivery to each other party of written notice of such change. A change in an address for delivery to a Security Holder under this section 21 will be effective upon delivery of notice to the Escrow Agent and Xenos.

21.5        Postal Interruption. A party will not effect a delivery by mail if the party is aware of an actual or impending disruption of postal service.

22.        Further Assurances

The Parties will execute and deliver any further documents and perform any further acts necessary to carry out the intent of this Agreement.

23.        Time

Time is of the essence of this Agreement.

24.        Governing Laws

This Agreement will be construed in accordance with and governed by the laws of the Province of Ontario and federal laws of Canada applicable in the Province of Ontario.

25.        Counterparts: Facsimile Signatures

This Agreement may be executed by any number of counterparts and all such counterparts shall for the purposes constitute one agreement and be binding on the parties hereto, provided each party hereto has executed at least one counterpart, and each shall be deemed to be an original, notwithstanding that all parties are not signatory to the same counterpart. This Agreement may be executed by exchange of facsimile signature pages between the parties, which shall be as effective as if original signed copies of this Agreement were exchanged between the parties.

26.        Enurement

This Agreement will enure to the benefit of and be binding on the parties and their heirs, executors, administrators, successors and permitted assigns.

27.        Entire Agreement

This Agreement, including the Schedules hereto, constitute the entire agreement between the parties relating to the subject matter hereof and thereof and, except as stated herein or therein or in the instruments and documents to be executed and delivered pursuant hereto, contains all the representations and warranties of the respective parties relating to the subject matter hereof.

The parties have executed and delivered this Agreement as of the date set out above.
XML-GLOBAL TECHNOLOGIES, INC.
Per:__________________________________________
Authorized Signature
XENOS GROUP INC.
Per:__________________________________________
Authorized Signature
BORDEN LADNER GERVAIS LLP
Per:__________________________________________
Partner

SCHEDULE "A"

SHARE CERTIFICATES FOR COMMON SHARES OF
XENOS GROUP INC. REGISTERED IN
THE NAME OF XML-GLOBAL TECHNOLOGIES INC.
CERTIFICATE NUMBER	NUMBER OF SHARES
C00502	750,000
C00503	62,500
C00504	62,500
C00505	62,500
C00506	62,500
TOTAL	1,000,000